Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec Electronics GmbH	Germany
3	Nidec Electronics (Thailand) Co., Ltd.	Thailand
4	Nidec Precision (Thailand) Co., Ltd.	Thailand
5	Nidec Hi-Tech Motor (Thailand) Co., Ltd.	Thailand
6	Nidec (Dalian) Limited	China
7	Nidec Taiwan Corporation	Taiwan
8	Nidec Singapore Pte. Ltd.	Singapore
9	P.T. Nidec Indonesia	Indonesia
10	Nidec (H.K.) Co., Ltd.	Hong Kong
11	Nidec Philippines Corporation	Philippines
12	Nidec Precision Philippines Corporation	Philippines
13	Nidec Subic Philippines Corporation	Philippines
14	Nidec Korea Corporation	Korea
15	Nidec-Kyori Corporation	Japan
16	Nidec-Kyori (Shanghai) Machinery Corporation	China
17	Nidec Machinery Corporation	Japan
18	Nidec Machinery (Thailand) Co., Ltd.	Thailand
19	Nidec Total Service Corporation	Japan
20	Nidec Total Service (Zhejiang) Corporation	China
21	Nidec Nemicon Corporation	Japan
22	Nidec Power Motor Corporation	Japan
23	Nidec Seiko Corporation	Japan
24	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
25	Nidec Power Motor (Zhejiang) Co., Ltd.	China
26	Nidec-Shimpo Corporation	Japan
27	Nidec-Read Corporation	Japan
28	Nidec-Read Taiwan Corporation	Taiwan
29	Nidec-Read Korea Corporation	Korea
30	Nidec-Shimpo America Corporation	U.S.A
31	Shimpo Drives Incorporation	U.S.A
32	Nidec-Shimpo Philippines Corporation	Philippines
33	Nidec -Shimpo (Shanghai) International Trading Co., Ltd.	China
34	Nidec-Shimpo (Zhejiang) Corporation	China
35	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
36	Nidec Tosok Corporation	Japan
37	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
38	Nidec Tosok (Shanghai) Co., Ltd.	China
39	Nidec Copal Corporation	Japan
40	Nidec Copal Philippines Corporation	Philippines
41	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
42	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
43	Nidec Copal Precision Parts Corporation	Japan
44	Nidec Copal (Thailand) Co., Ltd.	Thailand
45	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
46	Nidec Copal (U.S.A) Corporation	U.S.A
47	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
48	Nidec Copal (Zhejiang) Co., Ltd.	China
49	Nidec Copal Electronics Corporation	Japan
50	Nidec Copal Electronics, Inc.	U.S.A
51	Nidec Copal Electronics GmbH	Germany
52	Globa Service Inc.	Japan
53	Globa Sales Co., Ltd.	Japan
54	Kansai Globa Sales Co., Ltd.	Japan
55	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
56	Nidec Copal Electronics (Korea) Co.,Ltd.	Korea
57	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
58	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
59	Fujisoku Corporation	Japan
60	Nidec Shibaura Corporation	Japan
61	Nidec Shibaura (Zhejiang) Co., Ltd.	China
62	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
63	Nidec Shibaura (H.K.) Limited	Hong Kong
64	Nidec Steel Products (Zhejiang) Co., Ltd.	China
65	Nidec System Engineering (Zhejiang) Corporation	China
66	Nidec (Zhejiang) Corporation	China
67	Nidec (Dongguan) Limited	China
68	Nidec Automobile Motor (Zhejiang) Corporation	China
69	Nidec (New Territories) Co., Ltd.	China
70	Nidec (Shanghai) International Trading Co., Ltd.	China
71	Nidec Vietnam Corporation	Vietnam
72	Nidec Sankyo Corporation	Japan
73	Nidec Logistics Corporation	Japan
74	Nidec Logistics Consulting (Pinghu) Corporation	China
75	Nidec Logistics Singapore Pte. Ltd.	Singapore
76	Nidec Sankyo Service engineering Corporation	Japan
77	Nidec Sankyo Shoji Corporation	Japan
78	Nidec Sankyo America Corporation	U.S.A
79	Nidec Sankyo Taiwan Corporation	Taiwan
80	Nidec Sankyo Singapore Pte. Ltd.	Singapore
81	Nidec Sankyo (Zhejiang) Corporation	China
82	Nidec Sankyo Vietnam Corporation	Vietnam
83	Nidec Sankyo (Fuzhou) Corporation	China
84	Nidec Sankyo Fuzhou (H.K.) Co., Ltd.	Hong Kong
85	Nidec Sankyo Electronics (Shanghai) Corporation	China
86	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
87	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
88	Nidec Sankyo Electronics (Shenzhen) Corporation	China
89	Nidec Sankyo Europe GmbH	Germany
90	Nidec Nissin Corporation	Japan
91	Nidec Nissin Tohoku Corporation	Japan
92	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
93	Nidec Nissin (Dongguan) Corporation	China
94	Nidec Nissin Vietnam Corporation	Vietnam
95	P.T. Nidec Nissin Indonesia	Indonesia
96	Nidec Nissin (Dalian) Corporation	China
97	Nidec Pigeon Corporation	Japan
98	Nidec Pigeon (H.K.) Co., Ltd.	Hong Kong
99	Nidec Motors & Actuators	France
100	Nidec Motors & Actuators (Germany) GmbH	Germany
101	NMA Property Verwaltungsgesellschaft mbH	Germany
102	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
103	Nidec Motors & Actuators (Spain) S.A.	Spain
104	Nidec Motors & Actuators (USA)） INC.	U.S.A
105	Nidec Motors & Actuators （Mexico) S. de R.L. de C.V.	Mexico
106	Nidec Brilliant Co., Ltd.	Singapore
107	Nidec BMS Pte. Ltd.	Singapore
108	BG Casting Pte. Ltd.	Singapore
109	Nidec Legend Pte. Ltd.	Singapore
110	PT Brilliant Precision	Indonesia
111	PT Pacific Coatings Batam	Indonesia
112	Nidec Brilliant (Thailand) Co., Ltd.	Thailand
113	Nidec Brilliant Precision (Thailand) Co., Ltd.	Thailand
114	Nidec Brilliant (Suzhou) Co., Ltd.	China
115	Brilliant Technology (Suzhou) Co., Ltd.	China
116	Nidec BMS (Suzhou) Co., Ltd.	China
117	Brilliant Magnesium Pte. Ltd.	Singapore
118	Brilliant Precision Manufacturing Sdn. Bhd.	Malaysia
119	Taima Casting Sdn. Bhd.	Malaysia
120	Japan Servo Co.,Ltd.	Japan
121	Servo Techno System Co.,Ltd.	Japan
122	Japan Servo Motors Singapore Pte,Ltd	Singapore
123	PT.Japan Servo Batam	Thailand
124	Japan Servo USA Inc.	U.S.A
125	Japan Servo (Hong Kong) Limited	Hong Kong
126	Changzhou Servo Motors Co.,Ltd.	China
127	Japan Servo Europe GmbH	Germany
128	Nidec Servo Vietnam Corporation	Vietnam